Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-51167) on Form S-3 and the registration statements (Nos. 333-208695, 333-161845, 333-161884, 333-222257, 333-106217, 333-123462, 333-185637, and 333-227918) on Form S-8 of United Natural Foods, Inc. of our report dated April 24, 2018, with respect to the consolidated balance sheets of SUPERVALU INC. as of February 24, 2018 and February 25, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the fiscal years in the three-year period ended February 24, 2018, and the related notes (collectively, the "SUPERVALU consolidated financial statements"), and the effectiveness of internal control over financial reporting as of February 24, 2018, which report is incorporated by reference in the Form 8-K/A of United Natural Foods, Inc. dated January 4, 2019.

/s/ KPMG LLP

Minneapolis, Minnesota
January 4, 2019